FISCAL SECOND QUARTER 2015 FINANCIAL RESULTS April 23, 2015

SAFE HARBOR & FAIR DISCLOSURE STATEMENT 2 Any statements made during our call today and information included in the supporting material that is not historical in nature, such as statements in the future tense and statements that include "believe," "expect," "intend," "plan," "anticipate," and similar terms and concepts, are forward-looking statements. Forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. For a list of factors that could cause actual results to differ materially from those discussed, please refer to the Company’s periodic SEC filings, particularly the risk factors in our Form 10-K filing for the fiscal year ended September 27, 2014, and the Safe Harbor and Fair Disclosure statement in yesterday’s press release. Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. For a full reconciliation of non-GAAP supplemental information please refer to yesterday’s press release and our periodic SEC filings.

FISCAL SECOND QUARTER 2015 RESULTS 3 Q2F15 Guidance Q2F15 Apr 4, 2015 Q1F15 Jan 3, 2015 Q2F15 vs. Q1F15 Revenue ($ millions) $630 to $660 $651 $665 - 2% Diluted EPS excluding special items $0.64 to $0.72 $0.69 $0.72 - 4% Diluted EPS GAAP $0.69 $0.67 + 3% ROIC 14.5% 14.4% + 10 bps Q2F15 revenue above midpoint of guidance range • Down 2% compared with prior quarter • Up 17% from comparable quarter last year Diluted EPS of $0.69, a penny above midpoint of guidance

FISCAL SECOND QUARTER HIGHLIGHTS Better than anticipated end-market demand • Networking/Communications • Healthcare/Life Sciences Manufacturing Solutions wins • $209M annualized revenue; 25 programs • Trailing four quarter wins at $852M Operating Performance • Operating Margin: 4.5%; consistent with guidance • Cash Cycle: 59 days; improved 13 days Q/Q • Free cash flow: $124M • ROIC: 14.5% • Economic Return: 3.5% (est. WACC: 11%) 4

FISCAL THIRD QUARTER 5 Q3F15 Guidance Revenue $670 to $700 million Diluted EPS $0.71 to $0.79 • Includes $0.10 stock based compensation expense • Excludes any unanticipated special items Growth at midpoint of guidance versus prior quarter results • Revenue up 5% • Diluted EPS up 9%

PERFORMANCE BY SECTOR 6 Q2F15 Apr 4, 2015 Q1F15 Jan 3, 2015 Q2F15 vs. Q1F15 Q3F15 Expectations (percentage points) Networking/ Communications $210 32% $234 35% - 10% Up high single Healthcare/ Life Sciences $191 29% $196 30% - 3% Down low single Industrial/ Commercial $160 25% $148 22% 8% Up high single Defense/ Security/ Aerospace $90 14% $87 13% 4% Up high single Total Revenue $651 100% $665 100% - 2% Revenue in millions

MANUFACTURING WINS BY REGION 7 • $209M in annualized manufacturing revenue when fully ramped (25 programs) • AMER region led wins magnitude • Healthy wins momentum in all regions $133M $49M $27M Q2F15 AMER APAC EMEA

MANUFACTURING WINS BY SECTOR • Strength in Industrial/Commercial and Defense/Security/Aerospace • Funnel healthy at $2.2B $19M $11M $106M $73M Q2F15 N/C HC/LS I/C D/S/A 8

MANUFACTURING WINS MOMENTUM Trailing Four Quarter Wins Remain Strong Quarterly target approximately $160M 9 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 % o f TFQ S al e s N ew W in s $ M TFQ Wins TFQ Wins% of TFQ Sales Qtrly Wins Goal 25% TFQ $852M

0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 450 500 550 600 650 700 Q1F13 Q2F13 Q3F13 Q4F13 Q1F14 Q2F14 Q3F14 Q4F14 Q1F15 Q2F15 Q3F15* R e ve n u e $ M Economic Return Performance Economic Return REVENUE, OPERATING MARGIN AND ECONOMIC RETURN Operating Margin Target Range: 4.7 to 5.0% *represents midpoint of guidance 3.5% 4.0% 4.5% 5.0% 5.5% 450 500 550 600 650 700 Q1F13 Q2F13 Q3F13 Q4F13 Q1F14 Q2F14 Q3F14 Q4F14 Q1F15 Q2F15 Q3F15* R e ve n u e $ M Revenue Operating Margin 10

OPERATING MARGIN Q3F15 – Q1F16 Q4F14 – Q2F15 11

FISCAL SECOND QUARTER INCOME STATEMENT HIGHLIGHTS 12 Q2F15 Apr 4, 2015 Q1F15 Jan 3, 2015 Q2F15 vs. Q1F15 Change Revenue $651 $665 - 2% Gross margin 9.2% 9.2% Flat Selling & administrative expenses $30.3 $30.9 - 2% Operating margin excluding special items 4.5% 4.6% - 10 bps Diluted earnings per share GAAP $0.69 $0.67 + 3% Diluted earnings per share excluding special items $0.69 $0.72 - 4% Dollars in millions, except earnings per share • Gross margin and SG&A in-line with expectations • No restructuring charges recorded during the fiscal second quarter • Fiscal first quarter included $1.7M restructuring charges ($0.05 of diluted EPS) primarily related to the closure in Juarez, MX and transition of programs to Guadalajara, MX

BALANCE SHEET AND CASH FLOWS 13 Q2F15 Comments Return on invested capital 14.5% Above WACC of 11% and representing an Economic Return of 3.5% compared to enduring goal of 5.0% Share repurchases $7.7 million 192,000 at an average price of $40.05 per share Free cash flow $124 million Cash from operations was $131M Capital expenditures were $7M Cash cycle days 59 days Better than expectations and 13 days better than Q1F15

WORKING CAPITAL TRENDS 14 *represents midpoint guidance Q1F13 Q2F13 Q3F13 Q4F13 Q1F14 Q2F14 Q3F14 Q4F14 Q1F15 Q2F15 *Q3F15 Inventory Days 92 87 78 72 83 84 84 80 82 86 A/R Days 50 55 54 49 51 49 48 44 52 48 A/P Days 61 61 54 56 64 63 67 60 53 63 Customer Deposit Days 7 17 19 12 8 8 8 8 9 12 Net Cash Cycle Days 74 64 59 53 62 62 57 56 72 59 60

FISCAL THIRD QUARTER 2015 GUIDANCE 15 Guidance Revenue $670 to $700 million Diluted earnings per share $0.71 to $0.79 Gross margin 9.0 to 9.3% SG&A $30.5 to $31.5 million Operating margin 4.5 to 4.8% Depreciation and amortization $12.4 million Q3 tax rate F15 tax rate 9 to 11% 9 to 11% Cash cycle days 58 to 62 days F15 capital expenditures $50 million

FISCAL YEAR FINANCIAL GOALS Revenue growth: 13% to 14.5% (revised: was >10%) Operating Margins: 4.7% to 5% (Q4F15) Free Cash Flow: $70 to $90 million (revised: supports higher revenue) Economic Return: 4% to 5% Key supporting initiatives: • Guadalajara swings to profitability Q4F15 • EMEA region sustains profitability Q4F15 (delayed, was Q3) • Operational Excellence—continue performance improvements in AMER • Forecasts—stay vigilant; mixed end-market dynamics 16

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